Exhibit 99.6

CONSENT

I, C. Frederick Fetterolf, hereby consent to being named as a person who will become a director of IMCO Recycling Inc. (“IMCO”) in the joint proxy statement/prospectus included in the registration statement on Form S-4, Registration Number 333-117548.

Dated: September 20, 2004

By: /s/ C. Frederick Fetterolf

Name: C. Frederick Fetterolf